                                                                     EXHIBIT 4.3
--------------------------------------------------------------------------------


                          REVOLVING CREDIT AGREEMENT



                           Dated as of July 31, 2000


                                    between

                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,

                            as Subordination Agent,
                         as agent and trustee for the
                 United Airlines 2000-1A-2 Pass Through Trust,

                                  as Borrower

                                      and

                   LANDESBANK HESSEN-THURINGEN GIROZENTRALE,

                             as Liquidity Provider

--------------------------------------------------------------------------------

                                  Relating to

                 United Airlines 2000-1A-2 Pass Through Trust
     United Airlines Enhanced Pass Through Certificates, Series 2000-1A-2

                               TABLE OF CONTENTS
                               -----------------

                                                             ARTICLE I

                                                            DEFINITIONS

Section 1.01    Certain Defined Terms.....................................................................        1


                                                            ARTICLE II

                                                AMOUNT AND TERMS OF THE COMMITMENT


Section 2.01    Advances..................................................................................        7
Section 2.02    Making the Advances.......................................................................        7
Section 2.03    Fees......................................................................................        9
Section 2.04    Automatic Reductions and Termination of the Maximum Commitment. ..........................        9
Section 2.05    Repayments of Interest Advances or the Final Advance......................................       10
Section 2.06    Repayments of Downgrade Advances..........................................................       10
Section 2.07    Payments to the Liquidity Provider Under the Intercreditor Agreement......................       11
Section 2.08    Book Entries..............................................................................       12
Section 2.09    Payments from Available Funds Only........................................................       12
Section 2.10    Extension of Expiry Date. ................................................................       12


                                                            ARTICLE III

                                                    OBLIGATIONS OF THE BORROWER


Section 3.01    Increased Costs...........................................................................       13
Section 3.02    Capital Adequacy..........................................................................       14
Section 3.03    Payments Free of Deductions...............................................................       14
Section 3.04    Payments..................................................................................       15
Section 3.05    Computations..............................................................................       16
Section 3.06    Payment on Non-Business Days..............................................................       16
Section 3.07    Interest..................................................................................       16
Section 3.08    Replacement of Borrower...................................................................       18
Section 3.09    Funding Loss Indemnification..............................................................       18
Section 3.10    Illegality................................................................................       18

                                                      UAL EETC SERIES 2000-1A-2
                                                     REVOLVING CREDIT AGREEMENT

                                                    ARTICLE IV

                                               CONDITIONS PRECEDENT

Section 4.01    Conditions Precedent to Effectiveness ....................................................       21
Section 4.02    Conditions Precedent to Borrowing.........................................................       21


                                                     ARTICLE V

                                                     COVENANTS

Section 5.01    Affirmative Covenants of the Borrower.....................................................       21
Section 5.02    Negative Covenants of the Borrower........................................................       22


                                                    ARTICLE VI

                                            LIQUIDITY EVENTS OF DEFAULT

Section 6.01    Liquidity Events of Default...............................................................       22


                                                    ARTICLE VII

                                                   MISCELLANEOUS

Section 7.01    Amendments, Etc...........................................................................       22
Section 7.02    Notices, Etc..............................................................................       22
Section 7.03    No Waiver; Remedies.......................................................................       23
Section 7.04    Further Assurances........................................................................       23
Section 7.05    Indemnification; Survival of Certain Provisions...........................................       23
Section 7.06    Liability of the Liquidity Provider.......................................................       24
Section 7.07    Costs, Expenses and Taxes.................................................................       24
Section 7.08    Binding Effect; Participations............................................................       25
Section 7.09    Severability..............................................................................       26
Section 7.10    GOVERNING LAW.............................................................................       27
Section 7.11    Submission to Jurisdiction; Waiver of Jury Trial..........................................       27
Section 7.12    Execution in Counterparts.................................................................       28
Section 7.13    Entirety..................................................................................       28
Section 7.14    Headings..................................................................................       28
Section 7.15    LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES..........................................       28

                                                      UAL EETC SERIES 2000-1A-2
                                                     REVOLVING CREDIT AGREEMENT

Annex I      Interest Advance Notice of Borrowing
Annex II     Non-Extension Advance Notice of Borrowing
Annex III    Downgrade Advance Notice of Borrowing
Annex IV     Final Advance Notice of Borrowing
Annex V      Notice of Termination
Annex VI     Notice of Replacement Subordination Agent


                                                   UAL EETC SERIES 2000-1A-2
                                                  REVOLVING CREDIT AGREEMENT

                          REVOLVING CREDIT AGREEMENT

             This REVOLVING CREDIT AGREEMENT, dated as of July 31, 2000 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), between STATE STREET BANK
                                        ---------
AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class A-2 Trust (as defined below) (the "Borrower"), and LANDESBANK
                                                    --------
HESSEN-THURINGEN GIROZENTRALE, a public-law banking institution organized under the laws of Germany ("Liquidity Provider").
                      ------------------

                              W I T N E S S E T H
                              - - - - - - - - - -

             WHEREAS, pursuant to the Class A-2 Trust Agreement (as defined below), the Class A-2 Trust is issuing the Class A-2 Certificates; and

             WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class A-2 Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

             NOW, THEREFORE, in consideration of the mutual promises contained herein, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

             Section 1.01     Certain Defined Terms. (a) For all purposes of
                              ---------------------
this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms used herein that are defined in this Article I have the
                                                            ---------
meanings assigned to them in this Article I, and include the plural as well as
                                  ---------
the singular;

         (2) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

         (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (4) the term "including" means "including without limitation".

             "747 Leased Aircraft Participation Agreement" means, with respect
              -------------------------------------------
to the Equipment Note Indenture pertaining to the 747 Leased Aircraft, the "Participation Agreement" referred to therein.

             "Additional Costs" has the meaning specified in Section 3.01.
              ----------------                               ------------

             "Advance" means an Interest Advance, a Final Advance, a Provider
              -------
Advance or an Applied Provider Advance, as the case may be.

             "Applicable Liquidity Rate" has the meaning specified in Section
              -------------------------                               -------
3.07(g).
-------

             "Applicable Margin" means (w) with respect to any Unpaid Advance or
              -----------------
Applied Provider Advance, 1.5% and (x) with respect to any Unapplied Provider Advance, 0.30% per annum.

             "Applied Downgrade Advance" has the meaning specified in Section
              -------------------------                               -------
2.06(a).
-------

             "Applied Non-Extension Advance" has the meaning assigned to such
              -----------------------------
term in Section 2.06(a).
        ---------------

             "Applied Provider Advance" has the meaning assigned to such term in
              ------------------------
Section 2.06(a).
---------------

             "Base Rate" means a fluctuating interest rate per annum in effect
              ---------
from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (.25)%.

             "Base Rate Advance" means an Advance that bears interest at a rate
              -----------------
based upon the Base Rate.

             "Borrower" has the meaning specified in the recitals to this
              --------
Agreement.

             "Borrowing" means the making of Advances requested by delivery of a
              ---------
Notice of Borrowing.

             "Business Day" means any day (x) other than a Saturday or Sunday or
              ------------
a day on which commercial banks are authorized or required by law to close in Chicago, Illinois, New York, New York or the city and state in which the Class A-2 Trustee, the Subordination Agent or any Indenture Trustee maintains its corporate trust office or receives and disburses funds, and (y) if the applicable Business Day relates to any Advance or amount bearing interest based on LIBOR, on which dealings are carried on in the London interbank market.

             "Consent Period" has the meaning specified in Section 2.10.
              --------------                               ------------

             "Downgrade Advance" means an Advance made pursuant to Section
              -----------------                                    -------
2.02(c).
-------

             "Effective Date" has the meaning specified in Section 4.01. The
              --------------                               ------------
delivery of the certificate of the Liquidity Provider contemplated by Section
                                                                      -------
4.01(e) shall be conclusive evidence that the Effective Date has occurred.
-------

             "Excluded Taxes" means (i) any Taxes imposed on, based on, or
              --------------
measured by the overall net income, capital, franchises, or receipts (other than Taxes which are or are in the nature of sales or use Taxes or value added Taxes) of the Liquidity Provider or any of its Lending Offices, (ii) withholding Taxes imposed under laws in effect on the date hereof by the United States on payments to a recipient in the jurisdiction in which the Liquidity Provider's initial Lending Office is located, and (iii) withholding Taxes imposed by the United States on payments to a recipient in any other jurisdiction to which such Lending Office is moved if, under the laws in effect at the time of such move, such laws would require greater withholding of Taxes on payments to such Liquidity Provider acting from an office in such jurisdiction than would be required on payments to such Liquidity Provider acting from an office in the jurisdiction from which such Lending Office was moved.

             "Expenses" means liabilities, obligations, damages, settlements,
              --------
penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include
                                     --------
Taxes.

             "Expiry Date" means July 29, 2001, initially, or any date to which
              -----------
the Expiry Date is extended pursuant to Section 2.10.
                                        ------------

             "Final Advance" means an Advance made pursuant to Section 2.02(c).
              -------------                                    ---------------

             "Indenture Trustee" means, with respect to any Equipment Note
              -----------------
Indenture, the Indenture Trustee thereunder.

             "Intercreditor Agreement" means the Intercreditor Agreement, dated
              -----------------------
as of July 31, 2000 between the Trustee, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement) and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

             "Interest Advance" means an Advance made pursuant to Section
              ----------------                                    -------
2.02(a).
-------

             "Interest Period" means, with respect to any LIBOR Advance, each of
              ---------------
the following periods:

             (1) the period beginning on the third Business Day following either
         (x) the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance or (y) the withdrawal of funds from the Class A-2 Cash Collateral Account for the purpose of paying interest on the Class A-2 Certificates as contemplated by Section 2.06(a) hereof and, in
                                             ---------------
         either case, ending on the next Regular Distribution Date; and

             (2) each subsequent period commencing on the last day of the preceding Interest Period and ending on the next Regular Distribution Date;

provided, however, that if (x) the Final Advance shall have been made, or (y)
--------  -------
other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the
                                                    ----------
Regular Distribution Date following such conversion (in the case of clause (y)
                                                                    ----------
above).

             "Leased Aircraft Participation Agreement" means, with respect to
              ---------------------------------------
the Equipment Note Indenture pertaining to each Leased Aircraft, the "Participation Agreement" referred to therein.

             "Lending Office" means the lending office of the Liquidity
              --------------
Provider, presently located at Frankfurt am Main, Germany, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder.

             "LIBOR" means, with respect to any Interest Period, the interest
              -----
rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Liquidity Provider, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Liquidity Provider, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits of a duration equal to such Interest Period (or such other period most nearly corresponding to such period) in an amount substantially equal to the principal amount of the applicable LIBOR Advance as of the first day of such Interest Period. The Liquidity Provider will, if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If no such quotation can be obtained, the rate will be Base Rate.

             "LIBOR Advance" means an Advance  bearing  interest at a rate
              -------------
based upon LIBOR.

             "Liquidity Event of Default" means the occurrence of either (a) the
              --------------------------
Acceleration of all of the Equipment Notes or (b) a United Bankruptcy Event.

             "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) each
              --------------------
Affiliate of the Liquidity Provider, (iii) the directors, officers, employees, servants and agents of the Liquidity Provider and its Affiliates, and (iv) the successors and permitted assigns of the persons described in clauses (i) through
(iii), inclusive.

             "Liquidity Provider" has the meaning specified in the recital of
              ------------------
parties to this Agreement.

             "London Reference Banks" means the principal London offices of
              ----------------------
National Westminster Bank PLC, the Mitsubishi Trust and Banking Corporation and ABN AMRO Bank N.V., or such other bank or banks as may from time to time be agreed to by United and the Liquidity Provider.

             "Maximum Available Commitment" shall mean, subject to the proviso
              ----------------------------
contained in the third sentence of Section 2.02(a), at any time of
                                   ---------------
determination, (a) the Maximum Commitment at such time, less (b) the aggregate
                                                        ----
amount of each Interest Advance outstanding at such time; provided, however,
                                                          --------  -------
that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero.

             "Maximum Commitment" means initially $37,721,782, as the same may
              ------------------
be reduced from time to time in accordance with Section 2.04(a).
                                                ---------------

             "Non-Excluded Tax" has the meaning specified in Section 3.03.
              ----------------                               ------------

             "Non-Extension Advance" means an Advance made pursuant to Section
              ---------------------                                    -------
2.02(b).
-------

             "Notice of Borrowing" has the meaning specified in Section 2.02(e).
              -------------------                               ---------------

             "Notice of Replacement Subordination Agent" has the meaning
              -----------------------------------------
specified in Section 3.08.
             ------------

             "Owned Aircraft Participation Agreement" means, with respect to the
              --------------------------------------
Equipment Note Indenture pertaining to each Owned Aircraft, the "Participation Agreement" referred to therein.

             "Participating Institution" has the meaning specified in Section
              -------------------------                               -------
7.08(b).
-------

             "Performing Equipment Note Deficiency" means any time that less
              ------------------------------------
than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

             "Prospectus Supplement" means the Prospectus Supplement dated July
              ---------------------
19, 2000 relating to the Certificates, as such Prospectus Supplement may be amended or supplemented.

             "Provider Advance" means a Downgrade Advance or a Non-Extension
              ----------------
Advance.

             "Regulatory Change" has the meaning specified in Section 3.01.
              -----------------                               ------------

             "Replenishment Amount" has the meaning assigned to such term in
              --------------------
Section 2.06(b).
---------------

             "Required Amount" means, for any day, the sum of the aggregate
              ---------------
amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class A-2 Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be payable on the Class A-2 Certificates on each of the three successive semiannual Regular Distribution Dates following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class A-2 Certificates on such day and without regard to expected future payments of principal on the Class A-2 Certificates.

             "Termination Date" means the earliest to occur of the following:
              ----------------
(i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class A-2 Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower and United of a Termination Notice from the Liquidity Provider pursuant to Section 6.01; and (v) the date on which no Advance is or may
            ------------
(including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

             "Termination Notice" means the Notice of Termination substantially
              ------------------
in the form of Annex V to this Agreement.
               -------
             "Unapplied Downgrade Advance" means any Downgrade Advance other
              ---------------------------
than an Applied Downgrade Advance.

             "Unapplied Non-Extension Advance" means any Non-Extension Advance
              -------------------------------
other than an Applied Non-Extension Advance.

             "Unapplied Provider Advance" means any Provider Advance other than
              --------------------------
an Applied Provider Advance.

             "Unpaid Advance" has the meaning specified in Section 2.05.
              --------------                               ------------

             "Withdrawal Notice" has the meaning specified in Section 2.10.
              -----------------                               ------------

             (b) Terms Defined in the Intercreditor Agreement. For all purposes
                 --------------------------------------------
of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

         "747 Leased Aircraft," "Acceleration," "Additional Payments,"
          -------------------    ------------    -------------------
         "Affiliate," "Certificates," "Class A-1 Certificates," "Class A-2 Cash
          ---------    ------------    ----------------------    --------------
         Collateral Account,""Class A-2 Certificates," "Class A-2 Trust,"
         ------------------   ----------------------    ---------------
         "Class A-2 Trust Agreement," "Class A-2 Trustee," "Class A-2
          -------------------------    -----------------    ----------
         Certificates," "Class B Certificates," "Class C-1 Certificates,"
         ------------    --------------------    ----------------------
         "Closing Date," "Controlling Party," "Distribution Date," "Downgraded
          ------------    -----------------    -----------------    ----------
         Facility," "Equipment Note Indenture," "Equipment Notes," "Fee Letter,"
         --------    ------------------------    ---------------    ----------
         "Final Maturity Date," "Indenture," "Investment Earnings," "Leased
          -------------------    ---------    -------------------    ------
         Aircraft", "Liquidity Facility," "Liquidity Obligations," "Moody's,"
         --------    ------------------    ---------------------    -------
         "Non-Extended
          ------------

         Facility," "Note Purchase Agreements," "Operative Agreements," "Owned
         --------    ------------------------    --------------------    -----
         Aircraft", "Participation Agreements," "Performing Equipment Note,"
         --------    ------------------------    -------------------------
         "Person," "Pool Balance," "Rating Agency," "Regular Distribution Date,"
          ------    ------------    -------------    -------------------------
         "Replacement Liquidity Facility," "Responsible Officer," "Scheduled
          ------------------------------    -------------------    ---------
         Payment," "Special Payment," "Standard & Poor's," "Stated Interest
         -------    ---------------    -----------------    ---------------
         Rate," "Subordination Agent," "Taxes," "Threshold Rating," "Triggering
         ----    -------------------    -----    ----------------    ----------
         Event," "Trust Agreement," "Trustee," "Underwriter," "Underwriting
         -----    ---------------    -------    -----------    ------------
         Agreement," "United," "United Bankruptcy Event" and "Written Notice."
         ---------    ------    -----------------------       --------------

                                  ARTICLE II

                      AMOUNT AND TERMS OF THE COMMITMENT

             Section  2.01  Advances.   The Liquidity Provider hereby
                            --------
irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

             Section 2.02  Making the Advances.  (a) Each "Interest Advance"
                           -------------------             ----------------
shallbe made in a single Borrowing by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex I,
                                                                       -------
signed by a Responsible Officer of the Borrower, such Interest Advance in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest on the Class A-2 Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest
                              ---------------
thereon (as provided herein),the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment
                    --------  -------
shall not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Equipment Note Deficiency.

             (b) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.6(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said
Section 3.6(d) within the time period specified in such Section)
by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a
                                       --------
Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A-2 Cash Collateral Account in accordance with said Section 3.6(d) and Section 3.6(f) of the Intercreditor Agreement.

             (c)  A "Downgrade Advance" shall be made in a single Borrowing upon
                     -----------------
a downgrading of the Liquidity Provider's relevant debt rating issued by either Rating Agency below the applicable Threshold Rating (as provided for in Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility shall have been delivered to the Borrower in accordance with said Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III, signed by a Responsible
                                          ---------
Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A-2 Cash Collateral Account in accordance with said Section 3.6(c) and Section 3.6(f). Upon such downgrading, the Liquidity Provider shall promptly deliver notice thereof to the Borrower, the Trustee and United.

             (d)  A "Final Advance" shall be made in a single Borrowing upon the
                     -------------
receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01, by delivery to the Liquidity Provider of a written and
            ------------
completed Notice of Borrowing in substantially the form of Annex IV, signed by a
                                                           --------
Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A-2 Cash Collateral Account (in accordance with Section 3.6(f) and Section 3.6(i) of the Intercreditor Agreement).

             (e)  Each Borrowing shall be made on notice in writing (a "Notice
                                                                        ------
of Borrowing") in substantially the form required by Section 2.02(a), 2.02(b),
------------                                         ---------------  -------
2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Liquidity
-------    -------
Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 11:00 a.m. (Chicago time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect
                                                      ------------
to a requested Borrowing, the Liquidity Provider shall, before 4:00 p.m. (Chicago time) on the date of such Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available for the account of its Lending Office, in U.S. dollars and in immediately available funds, the amount of such Borrowing to be paid to the Borrower in accordance with its payment instructions. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 11:00 a.m. (Chicago time) on a Business Day, the Liquidity Provider shall, before 11:00 a.m. (Chicago time) on the first Business Day following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available to the Borrower, in accordance with its payment instructions, in U.S. dollars and in immediately available funds, the amount of such Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Liquidity Provider's New York Branch at the address specified in Section 7.02.
                                                       ------------

             (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 11:00 a.m. (Chicago time) on the second Business Day after the date of payment specified in said Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), Section 2.02(c) or Section 2.02(d) to fund
                    ---------------  ---------------    ---------------
the Class A-2 Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class A-2 Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class A-2 Cash Collateral Account; provided, however, that the foregoing shall not affect or impair the
         --------  -------
obligations of the Subordination Agent to make the distributions contemplated by
Section 3.6(e) or (f) of the Intercreditor Agreement and provided further, that
                                                         -------- -------
the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of the Cash Collateral Accounts to the extent provided in Section 2.2(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

             Section 2.03  Fees.  The Borrower agrees to pay to the Liquidity
                          ----
Provider the fees set forth in the Fee Letter.

             Section 2.04  Automatic Reductions and Termination of the Maximum
                           ---------------------------------------------------
Commitment.
----------

             (a)  Automatic Reductions. Promptly following each date on which
                  --------------------
the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class A-2 Certificates or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider within two

Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Maximum Commitment.

             (b)  Termination. Upon the making of any Provider Advance or Final
                  -----------
Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

             Section 2.05  Repayments of Interest Advances or the Final Advance.
                           ----------------------------------------------------
Subject to Sections 2.06, 2.07 and 2.09, the Borrower hereby agrees, without
           -------------  ----     ----
notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid
    --------------
Advance as provided in Section 3.07; provided, however, that if (i) the
                       ------------  --------  -------
Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this
Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility
------------
or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of
                                          ------------
Section 2.06(b)). The Borrower and the Liquidity Provider agree that the
---------------
repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

             Section 2.06 Repayments of Provider Advances. (a) Amounts advanced
                          -------------------------------
hereunder in respect of a Provider Advance shall be deposited in the Class A-2 Cash Collateral Account, invested and withdrawn from the Class A-2 Cash Collateral Account as set forth in Sections 3.6(c), (d) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; provided, however, that
                                         ------------  --------  -------
amounts in respect of a Provider Advance withdrawn from the Class A-2 Cash Collateral Account for the purpose of paying interest on the Class A-2 Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an "Applied Downgrade Advance" and (z) in the case of a Non-Extension Advance,
    -------------------------
an "Applied Non-Extension Advance" and, together with an Applied Downgrade
    -----------------------------
Advance, an "Applied Provider Advance") shall thereafter (subject to
             ------------------------

Section 2.06(b)) be treated as an Interest Advance under this Agreement for
--------------
purposes of determining the Applicable Liquidity Rate for interest payable thereon; and provided, further, that if, following the making of a Provider
             --------  -------
Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01, such Provider Advance shall thereafter be treated as a
            ------------
Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof. Subject to Sections 2.07 and 2.09 hereof, immediately upon the
                    -------------     ----
withdrawal of any amounts from the Class A-2 Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section 3.07.
            ------------

             (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class A-2 Cash Collateral Account of any amount pursuant to clause third of Section 2.4(b) of the
                                         -----
Intercreditor Agreement, clause third of Section 3.2 of the Intercreditor
                                -----
Agreement or clause fourth of Section 3.3 of the Intercreditor Agreement (any
                    ------
such amount being a "Replenishment Amount") for the purpose of replenishing or
                     --------------------
increasing the balance thereof up to the amount of the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the principal amount of all outstanding Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

             (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class A-2 Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

                  Section 2.07  Payments to the Liquidity Provider Under the
                                --------------------------------------------
Intercreditor Agreement. In order to provide for payment or repayment to the
-----------------------
Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate.

             Section 2.08  Book  Entries.  The  Liquidity  Provider  shall
                           -------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity
                            --------  -------
Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

             Section 2.09 Payments from Available Funds Only. All payments to be
                          ----------------------------------
made by the Borrower under this Agreement shall be made only from amounts received by it that constitute Scheduled Payments or Special Payments or payments under Sections 7(b) and 7(c) of the Leased Aircraft Participation Agreement, Section 7(c) of the 747 Leased Aircraft Participation Agreement,
Section 5(b) of the Owned Aircraft Participation Agreement and Section 7 of the 747 Leased Equipment Note Purchase Agreement, Sections 5(i), 7 and 9 of the AFE Note Purchase Agreement and Sections 4(i) and 7 of the United Equipment Note Purchase Agreement, and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it shall look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement or the Intercreditor Agreement. Amounts on deposit in the Class A-2 Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

             Section 2.10  Extension of Expiry Date. No earlier than the 60th
                           ------------------------
day and no later than the 40th day prior to the then effective Expiry Date (unless such Expiry Date is on or after the date that is 15 days after the Final Maturity Date for the Class A-2 Certificates), the Borrower shall request that the Liquidity Provider extend the Expiry Date to the earlier of (i) the date that is 15 days after the Final Maturity Date for the Class A-2 Certificates and
(ii) the date that is the day immediately preceding the 364th day occurring after the last day of the Consent Period (as hereinafter defined). Whether or not the Borrower has made such request, the Liquidity Provider shall advise the Borrower, no earlier than the 40th day (or, if earlier, the date of the Liquidity Provider's receipt of such request, if any, from the Borrower) and no later than the 25th day prior to the then effective Expiry Date (such period the "Consent Period"), whether, in its sole discretion, it agrees to so extend the
 --------------
Expiry Date. If the Liquidity Provider advises the Borrower on or before the date on which the Consent Period ends that such Expiry Date shall not be so extended, or fails to irrevocably and unconditionally advise the Borrower on or before the date on which the Consent Period ends that such Expiry Date shall be so extended (and, in each case, if the Liquidity Provider shall not have been replaced in accordance with Section 3.6(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after the date on which the Consent Period ends (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b) and Section 3.6(d) of the
                           ---------------
Intercreditor Agreement.

                                  ARTICLE III

                          OBLIGATIONS OF THE BORROWER

             Section 3.01 Increased Costs. The Borrower shall pay to the
                          ---------------
Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any costs incurred by the Liquidity Provider which are attributable to its making or maintaining any Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of
               ----------------
this Agreement in U.S. federal, state, or municipal, or any foreign laws or regulations, or the adoption or making after such date of any interpretation, regulation, directive, guideline, requirement or request whether or not having the force of law, by any court or governmental or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"),
                                                      -----------------
which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than Excluded Taxes or any Non-Excluded Taxes; or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR or related definitions). The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section 3.01 that may thereafter accrue and would not, in the
           ------------
reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

             The Liquidity Provider shall notify the Borrower of any event occurring after the date of this Agreement that shall entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as
                                          ------------
practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section 3.01. Determinations by the Liquidity
                               ------------
Provider for purposes of this Section 3.01 of the effect of any Regulatory
                              ------------
Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section 3.01.
                                                   ------------

             Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider that is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).
                  ------------

             Section 3.02 Capital Adequacy. If (1) compliance with any
                          ----------------
judicial, administrative or other governmental interpretation of any law or regulation or (2) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder and other similar obligations, the Borrower shall pay to the Liquidity Provider such additional amount as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section 3.02 that may thereafter accrue
                                         ------------
and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

             The Liquidity Provider shall notify the Borrower of any event occurring after the date of this Agreement that shall entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as
                                          ------------
practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section 3.02. Determinations by the Liquidity
                               ------------
Provider for purposes of this Section 3.02 of the effect of any increase in the
                              ------------
amount of capital required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section
                                                                       -------
3.02.
----

             Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider that is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).
                  ------------

             Section 3.03  Payments Free of Deductions. (a) All payments made by
                           ---------------------------
the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "Non-Excluded Taxes").
                                                           ------------------
If any Non-Excluded Taxes are required to be withheld or deducted from any amounts payable to the Liquidity Provider under this Agreement, the Borrower shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Non-Excluded Taxes (and any additional Non-Excluded Taxes in respect of the payment required under clause (ii) below) and make such reports or returns in connection
               -----------
therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Liquidity Provider an additional amount which (after deduction of all such Non-Excluded Taxes) shall be sufficient to yield to the Liquidity Provider the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider the original or a certified copy of (or other documentary evidence of) the payment of the Non-Excluded Taxes applicable to such payment. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider or require the Liquidity Provider to incur any cost or expenses for which it is not indemnified by the Borrower. The Liquidity Provider shall deliver to the Borrower such certificates and documents as may be reasonably requested by the Borrower and required by applicable law to establish that payments hereunder are exempt from (or entitled to a reduced rate of) withholding Tax.

             (b) All payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or
                                 -----------
returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) shall be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

             (c) If any exemption from, or reduction in the rate of, any Taxes is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) tax, the Borrower shall deliver to the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reduction as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any Taxes.

          Section 3.04 Payments.  The Borrower shall make or cause to be made
                       --------
each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (Chicago time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to Citibank, N.A., New York, ABA No. 021000089, for credit to Helaba, account no. 10920118, ref: United Airlines 2000-1A-2 account 4111308.

          Section 3.05 Computations. All computations of interest based on the
                       ------------
Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          Section 3.06 Payment on Non-Business Days. Whenever any payment to be
                       ----------------------------
made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest shall be payable on such Advance on the next interest payment date for such Advance.

          Section 3.07 Interest. (a) Subject to Section 2.09, the Borrower shall
                       --------                 ------------
pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Class A-2 Cash Collateral Account to pay interest on the Class A-2 Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Class A-2 Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or to the extent permitted by applicable law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any
                                          --------  -------
time the otherwise applicable interest rate as set forth in this Section 3.07
                                                                 ------------
shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate shall not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate
                 ------------

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT
permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.
                                   ------------
Nothing contained in this Section 3.07 shall require the Borrower to pay any
                          ------------
amount under this Section 3.07 other than to the extent the Borrower shall have
                  ------------
funds available therefor.

          (b)  Except as provided in Section 3.07(e), each Advance shall be
                                     ---------------
either a Base Rate Advance or a LIBOR Advance as provided in this Section or
                                                                  -------
Section 3.10. Each such Advance shall be a Base Rate Advance for the period from
------------
the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance; provided, however, that the
                                                   --------  -------
Borrower (at the direction of the Controlling Party, so long as the Liquidity Provider is not the Controlling Party) may (x) convert the Final Advance into a Base Rate Advance on the last day of an Interest Period for such Advance by giving the Liquidity Provider no less than four Business Days' prior written notice of such election or (y) elect to maintain the Final Advance as a Base Rate Advance by not requesting a conversion of the Final Advance to a LIBOR Advance under Clause (5) of the applicable Notice of Borrowing (or, if such Final Advance is deemed to have been made, without delivery of a Notice of Borrowing pursuant to Section 2.06, by requesting, prior to 11:00 A.M. (New York
                      ------------
time) on the first Business Day following the Borrower's receipt of the applicable Termination Notice, that such Final Advance not be converted from a Base Rate Advance to a LIBOR Advance).

          (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

          (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

          (e) Each outstanding applied Non-Extension Advance shall bear interest in an amount equal to the Investment Earnings on amounts on deposit in the Class A-2 Cash Collateral Account plus the Applicable Margin for such period, payable in arrears on each Regular Distribution Date.

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

          (f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 1.00% per annum.

          (g) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance
                                        ------------
or other amount shall be referred to as the "Applicable Liquidity Rate."
                                             -------------------------

          Section 3.08 Replacement of Borrower. Subject to Section 5.02, from
                       -----------------------             ------------
time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI (a "Notice of Replacement Subordination Agent") delivered
            --------     -----------------------------------------
to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

          Section 3.09 Funding Loss Indemnification.  The Borrower shall pay to
                       ----------------------------
the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

          (1) Any repayment of a LIBOR Advance, any conversion of a LIBOR Advance to a Base Rate Advance or a conversion of a LIBOR Advance to an Advance bearing interest in accordance with Section 3.07(e), in any case on
                                                 ---------------
     a date other than the last day of the Interest Period for such Advance; or

          (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.
                                                          ------------

          Section 3.10 Illegality.  Notwithstanding any other provision in this
                       ----------
Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT
be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

          Section 4.01 Conditions Precedent to Effectiveness of Section 2.01.
                       -----------------------------------------------------
Section 2.01 of this Agreement shall become effective on and as of the first
------------
date (the "Effective Date") on which the following conditions precedent have
           --------------
been satisfied or waived:

           (a) The Liquidity Provider shall have received on or before the Closing Date each of the following, each dated such date, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), in
                                            --------------  ----     -----
     form and substance satisfactory to the Liquidity Provider:

     (i)   This Agreement duly executed on behalf of the Borrower;

     (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto;

     (iii) Fully executed copies of each of the Operative Agreements (other than this Agreement and the Intercreditor Agreement);

     (iv) A copy of the Prospectus Supplement and specimen copies of the Class A-2 Certificates;

     (v) An executed copy of each opinion, document, instrument and certificate delivered pursuant to the Class A-2 Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreements and the other Operative Agreements (together with, in the case of each such opinion, other than the opinion of counsel for the Underwriters, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

     (vi) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT
interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustee and the Liquidity Provider created by the Operative Agreements;

     (vii) An agreement from United, pursuant to which United agrees to provide copies of its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K to the Liquidity Provider promptly after becoming publicly available; and

     (viii) Such other documents, instruments, opinions and approvals as the Liquidity Provider shall have reasonably requested.

            (b) The following statements shall be true on and as of the Effective Date:

     (i) The representations and warranties in the Note Purchase Agreements and each of the Participation Agreements are true and correct on and as of the Effective Date as though made on and as of the Effective Date;

     (ii) No event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default; and

     (iii) There has been no material adverse change in the financial condition or results of operations of United and its subsidiaries taken as a whole since December 31, 1999.

            (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

            (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied or waived, and all conditions precedent to the purchase of the Certificates by the Underwriter under the Underwriting Agreement shall have been satisfied (unless any of such conditions precedent shall have been waived by the Underwriter).

            (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of
     Section 2.01 have been satisfied or waived.
     ------------

            Section 4.02 Conditions Precedent to Borrowing. The obligation of
                         ---------------------------------
the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the date of such Borrowing, the

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advances requested.

                                   ARTICLE V

                                   COVENANTS

          Section 5.01  Affirmative Covenants of the Borrower. So long as any
                        -------------------------------------
Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower shall, unless the Liquidity Provider shall otherwise consent in writing:

          (a)  Performance of Agreements. Punctually pay or cause to be paid all
               -------------------------
amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

          (b)  Reporting Requirements. Furnish to the Liquidity Provider with
               ----------------------
reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

          (c)  Certain Operative Agreements. Furnish to the Liquidity Provider
               ----------------------------
with reasonable promptness any Operative Agreement entered into after the date hereof.

          Section 5.02  Negative Covenants of the Borrower. So long as any
                        ----------------------------------
Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower shall not appoint or permit or suffer to be appointed any successor Borrower without the written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

                                  ARTICLE VI

                          LIQUIDITY EVENTS OF DEFAULT

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

          Section 6.01  Liquidity Events of Default. If (a) any Liquidity Event
                        ---------------------------
of Default has occurred and is continuing and (b) there is a Performing Equipment Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower and United, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with
Section 2.02(d) and Section 3.6(i) of the Intercreditor Agreement, (iii) all
---------------
other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections 2.07 and 2.09, all Advances (including,
                             -------------     ----
without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 7.01  Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 7.02  Notices, Etc. Except as otherwise expressly provided
                        ------------
herein, all notices and other communications provided for hereunder shall be in writing (including sent by telecopier):

          Borrower:    State Street Bank and Trust Company of Connecticut,
                       National Association
                       225 Asylum Street
                       Goodwin Square
                       Hartford, Connecticut 06103
                       Attention: Corporate Trust Division

                       Telephone: 860-244-1844

                       Telecopy: 860-244-1881

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

          Liquidity
          Provider:    Landesbank Hessen-Thuringen Girozentrale
                       Main Tower
                       Neue Mainzer Str. 52 - 58
                       60311 Frankfurt am Main
                       Germany
                       Attention: Asset Finance

                       Telephone: 49699132-4882
                       Telecopy: 49699132-4392

with a copy of any Notice of Borrowing to:

                       Landesbank Hessen-Thuringen
                       420 Fifth Avenue, 24th Floor
                       New York, NY 10018
                       Attention: Project Finance, Michael Novack
                       Telephone: 212-703-5224
                       Telecopy:  212-703-5256

or, as to each of the foregoing, at such other address as shall be designated by such Person in a Written Notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above with receipt confirmed, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that Written Notices to the Liquidity Provider pursuant to the provisions of Articles
                                                                        --------
II and III shall not be effective until received by the Liquidity Provider,
--     ---
subject to the last sentence of Section 2.02(e). A copy of all notices delivered
                                ---------------
hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

          Section 7.03  No Waiver; Remedies. No failure on the part of the
                        -------------------
Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 7.04  Further Assurances. The Borrower agrees to do such
                        ------------------
further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT
and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

          Section 7.05  Indemnification; Survival of Certain Provisions. The
                        -----------------------------------------------
Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 7 of the AFE Note Purchase Agreement, Sections 7(b) and 7(c) of the Leased Aircraft Participation Agreement, Section 7(c) of the 747 Leased Aircraft Participation Agreement and Section 5(b) of the Owned Aircraft Participation Agreement. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses (including the expenses set forth in
Section 7 of the 747 Leased Equipment Note Purchase Agreement, Section 9 of the AFE Note Purchase Agreement and Section 7 of the United Equipment Note Purchase Agreement) of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter
                    ------------  ----    ----
(regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)) that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Intercreditor Agreement, the Fee Letter or any Participation Agreement; provided, however,
                                                          --------  -------
that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense or
(iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter or any other Operative Agreement to which it is a party. The indemnities and cost provisions contained in Section 7 of the AFE Note Purchase Agreement, Section 5(i) of the 747 Leased Equipment Note Purchase Agreement, Section 4(i) of the United Equipment Note Purchase Agreement, Sections 7(b) and 7(c) of the Leased Aircraft Participation Agreement, Section 7(c) of the 747 Leased Aircraft Participation Agreement, and Section 5(b) of the Owned Aircraft Participation Agreement and the provisions of Sections 3.01,
                                                             -------------
3.02, 3.03, 3.09 7.05 and 7.07 shall survive the termination of this Agreement.
----  ----  ---- ----     ----

          Section 7.06  Liability of the Liquidity Provider. (a) Neither the
                        -----------------------------------
Liquidity Provider nor any of its officers, directors, employees or affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim
                  --------  -------
against the Liquidity Provider, and the

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing complying with the terms and conditions hereof.

          (b) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

          Section 7.07  Costs, Expenses and Taxes. The Borrower agrees to pay,
                        -------------------------
or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider and (B) on demand, all reasonable costs and expenses of the Liquidity Provider (including reasonable counsel fees and expenses) in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Document or otherwise affecting the application of funds in the Class A-2 Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

          Section 7.08  Binding Effect; Participations. (a) This Agreement shall
                        ------------------------------
be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor the
                                                         ------------
Borrower (except as contemplated by Section 3.08) shall have the right to
                                    ------------

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT
assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section
                                                                         -------
7.08(b). The Liquidity Provider may grant participations herein or in any of its
-------
rights hereunder and under the other Operative Agreements to such Persons (other than United or any of its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b). No such
                                                  --------------
participation by the Liquidity Provider, however, shall relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated other than a result of a change in law following the date of any participation).

     (b)  If, pursuant to Section 7.08(a) above, the Liquidity Provider sells
                          ---------------
any participation in this Agreement to any bank or other entity (each, a "Participating Institution"), then, concurrently with the effectiveness of such
 -------------------------
participation, the Participating Institution shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes shall be required to be withheld by the Borrower or the Liquidity Provider with respect to any payments to be made to such Participating Institution in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8ECI or Form W-8BEN, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Participating Institution's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and
(iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form W-8ECI or Form W-8BEN, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W- 8BEN or Form W-8ECI that such Participating Institution is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) from the Participating Institution indicating that payments hereunder are not subject to United States

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT
federal withholding tax, the Borrower shall withhold taxes as required by law from such payments at the applicable statutory rate without any obligation to make additional payments under Section 3.03.
                               ------------

          (c)  Notwithstanding the other provisions of this Section 7.08, the
                                                            ------------
Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

          Section 7.09  Severability. Any provision of this Agreement which is
                        ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          Section 7.10  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                        -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 7.11  Submission to Jurisdiction; Waiver of Jury Trial; Waiver
                        --------------------------------------------------------
of Immunity.
-----------

          (a) Each of the parties hereto hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02, or at such other address
                                        ------------
     of which the Liquidity Provider shall have been notified pursuant thereto; and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

          (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

          Section 7.12  Execution in Counterparts. This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          Section 7.13  Entirety. This Agreement and the other Operative
                        --------
Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

          Section 7.14  Headings. Section headings in this Agreement are
                        --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

          Section 7.15  LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT
                        ------------------------------------------------
AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CONNECTICUT, NATIONAL ASSOCIATION, not
                                         in its individual capacity but solely
                                         as Subordination Agent and Trustee, as
                                         Borrower


                                         By:______________________________
                                            Name:
                                            Title:

                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

                                         LANDESBANK HESSEN-THURINGEN
                                         GIROZENTRALE,
                                          as Liquidity Provider


                                         By:__________________________________
                                            Name:
                                            Title:


                                                       UAL EETC SERIES 2000-1A-2
                                                      REVOLVING CREDIT AGREEMENT

                                                                      Annex I to
                                                      Revolving Credit Agreement


                     INTEREST ADVANCE NOTICE OF BORROWING

     The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen Girozentrale
      --------
(the "Liquidity Provider"), with reference to the Revolving Credit Agreement,
      ------------------
dated as of July 31, 2000, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined
 -------------------
herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of interest on the Class A-2 Certificates which was payable on _____________________ in accordance with the terms and provisions of the Class A-2 Trust Agreement and the Class A-2 Certificates, which Advance is requested to be made on _______________. The Interest Advance should be transferred to account __________.

          (3) The amount of the Interest Advance requested hereby (i) is $__________, to be applied in respect of the payment of interest which was due and payable on the Class A-2 Certificates on such Distribution Date,
     (ii) does not include any amount with respect to the payment of principal of, or Additional Payments on, the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, or interest on the Class A-1 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, (iii) was computed in accordance with the provisions of the Class A-2 Certificates, the Class A-2 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I),
                                                                  ----------
     (iv) does not exceed the Maximum Available Commitment on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower shall apply the same in accordance with the terms of Section 3.6(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
     (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

     The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of ____________, ___.


                                            STATE STREET BANK AND TRUST COMPANY
                                            OF CONNECTICUT, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as Subordination
                                            Agent, as Borrower


                                            By:_________________________________
                                               Name:
                                               Title:

              SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

  [Insert Copy of Computations in accordance with Interest Advance Notice of
                                  Borrowing]

                                                                     Annex II to
                                                      Revolving Credit Agreement

                   NON-EXTENSION ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen
               --------
Girozentrale (the "Liquidity Provider"), with reference to the Revolving Credit
                   ------------------
Agreement, dated as of July 31, 2000, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise
               -------------------
defined herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class A-2 Cash Collateral Account in accordance with
     Section 3.6(d) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____. The Non- Extension Advance should be transferred to ____________.

          (3) The amount of the Non-Extension Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A-2 Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or Additional Payments on, the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, or interest on the Class A-1 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, (iii) was computed in accordance with the provisions of the Class A-2 Certificates, the Class A-2 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A-2 Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                           STATE STREET BANK AND TRUST COMPANY
                                           OF CONNECTICUT, NATIONAL ASSOCIATION,
                                           not in its individual capacity but
                                           solely as Subordination Agent, as
                                           Borrower

                                           By:__________________________________
                                              Name:
                                              Title:

                      SCHEDULE I TO NON-EXTENSION ADVANCE
                              NOTICE OF BORROWING
                [Insert copy of computations in accordance with
                  Non-Extension Advance Notice of Borrowing]

                                                                    Annex III to
                                                      Revolving Credit Agreement

                     DOWNGRADE ADVANCE NOTICE OF BORROWING

     The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen Girozentrale
      --------
(the "Liquidity Provider"), with reference to the Revolving Credit Agreement
      ------------------
dated as of July 31, 2000, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined
 -------------------
herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class A-2 Cash Collateral Account in accordance with
     Section 3.6(c) of the Intercreditor Agreement by reason of the downgrading of the relevant rating of the Liquidity Provider issued by either Rating Agency below the Threshold Rating, which Advance is requested to be made on ______________. The Downgrade Advance should be transferred to __________.

          (3) The amount of the Downgrade Advance requested hereby (i) is $________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A-2 Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or Additional Payments on, the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates or interest on the Class A-1 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, (iii) was computed in accordance with the provisions of the Class A-2 Certificates, the Class A-2 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule 1), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower shall deposit such amount in the Class A-2 Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                                     III-1

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the _____ day of _________, _____.


                                         STATE STREET BANK AND TRUST COMPANY
                                         CONNECTICUT, NATIONAL ASSOCIATION, not
                                         in its individual capacity but solely
                                         as Subordination Agent, as Borrower


                                         By:____________________________________
                                            Name:
                                            Title:

                                     III-2

              SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

                [Insert Copy of Computations in accordance with
                    Downgrade Advance Notice of Borrowing]

                                     III-3

                                                                     Annex IV to
                                                      Revolving Credit Agreement

                       FINAL ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen
               --------
Girozentrale (the "Liquidity Provider"), with reference to the Revolving Credit
                   ------------------
Agreement, dated as of July 31, 2000, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"); the terms defined therein and not
               -------------------
otherwise defined herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class A-2 Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on
     _____________.

          (3) The amount of the Final Advance requested hereby (i) is $_____________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A-2 Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or Additional Payments on the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, or interest on the Class A-1 Certificates, the Class B Certificates, the Class C-1 Certificates or the Class C-2 Certificates, (iii) was computed in accordance with the provisions of the Class A-2 Certificates, the Class A-2 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower shall deposit such amount in the Class A-2 Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

          (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance [and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.]/1/

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the _____ day of ___________, _____.


                                         STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION, not
                                          in its individual capacity but solely
                                          as Subordination Agent, as Borrower


                                         By:____________________________________
                                            Name:
                                            Title:

____________________

/1//  Bracketed language may be included at Borrower's option.
 -

                SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

                [Insert Copy of Computations in accordance with
                      Final Advance Notice of Borrowing]

                                                                      Annex V to
                                                      Revolving Credit Agreement

                             NOTICE OF TERMINATION

                                    [Date]

State Street Bank and Trust Company
of Connecticut, National Association,
  as Subordination Agent, as Borrower
225 Asylum Street
Goodwin Square
Hartford, Connecticut 06103

Attention: Corporate Trust Administration

Re: Revolving Credit Agreement, dated as of July 31, 2000, between State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent, as agent and trustee for the United Airlines 2000-1A-2 Pass Through Trust, as Borrower, and Landesbank Hessen-Thuringen Girozentrale (the "Liquidity Agreement")
                        -------------------

Ladies and Gentlemen:

          You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and a Performing Equipment Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

          THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT SHALL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                         Very truly yours,

                                         LANDESBANK HESSEN-THURINGEN
                                         GIROZENTRALE,
                                         as Liquidity Provider


                                         By:___________________________________
                                            Name:
                                            Title:

cc:  State Street Bank and Trust Company
     of Connecticut, National Association, as Trustee

                                                                     Annex VI to
                                                      Revolving Credit Agreement

                   NOTICE OF REPLACEMENT SUBORDINATION AGENT

                                    [Date]

Attention:

Re: Revolving Credit Agreement, dated as of July 31, 2000, between State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent, as agent and trustee for the United Airlines 2000-1A-2 Pass Through Trust, as Borrower, and Landesbank Hessen-Thuringen Girozentrale (the "Liquidity
                                                                       ---------
Agreement")
---------

Ladies and Gentlemen:

For value received, the undersigned hereby irrevocably transfers to:


                              ________________________________
                                   [Name of Transferee]


                              ________________________________
                                   [Address of Transferee]

all rights and obligations of the undersigned as Borrower and Subordination Agent under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Borrower and Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

     By this transfer, all rights of the undersigned as Borrower and Subordination Agent under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower and Subordination Agent thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

     We ask that this transfer be effective as of ____________, ____.

                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CONNECTICUT, NATIONAL ASSOCIATION not
                                         in its individual capacity but solely
                                         as Subordination Agent, as Borrower


                                         By:____________________________________
                                            Name:
                                            Title: